                                                                   EXHIBIT 10.45

                                 AMENDMENT NO. 1
                                     TO THE
                   MAPICS, INC. 1998 LONG-TERM INCENTIVE PLAN

         This Amendment No. 1 ("Amendment") to the MAPICS, Inc. 1998 Long-Term Incentive Plan is made and executed this 5th day of May, 1998, to be effective as of May 5, 1998.

         WHEREAS, the Compensation Committee of the Board of Directors of MAPICS, Inc. (the "Corporation"), deems it to be in the best interests of the Corporation and its shareholders to effect certain amendments to the MAPICS, Inc. 1998 Long-Term Incentive Plan (the "Plan") pursuant to Section 15.1 of the Plan, which amendments do not require approval of the stockholders of the Corporation;

         NOW, THEREFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

         1. RESTRICTED STOCK AWARDS. Section 10.2 of the Plan is hereby amended by adding the following sentence to the end of Section 10.2:

         Notwithstanding the foregoing, if at any time the aggregate number of shares of Stock granted as Restricted Stock Awards under the Plan exceeds 10% percent of the total Stock authorized to be granted under the Plan, any Awards of Restricted Stock over such 10% threshold shall be subject to the following minimum vesting provisions: (a) one year from the date of grant if vesting is based on the grantee meeting performance criteria, or (b) three years from the date of grant if vesting is not related to performance.

         2. NO ACCELERATION OF AWARDS UPON DISABILITY. Section 13.8 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  13.8 ACCELERATION UPON DEATH. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death during his employment or service as a consultant or director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         3. VESTING AND EXERCISE OF OPTIONS AFTER DEATH OR DISABILITY. Clauses
(4) and (5) of Section 7.2(c) of the Plan are hereby deleted in their entirety and the following clauses are substituted in lieu thereof:

                  (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall continue to vest, and shall lapse at the time it would otherwise lapse, in accordance with the terms of the Plan or the applicable Award Agreement; provided, however, the to the extent that an Incentive Stock Option is not exercised prior to the expiration of one year after the Participant's termination of employment, such Option shall be deemed to be a Non-Qualified Stock Option.

                  (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the period described in paragraph (4) and before the Option otherwise lapses, the Option shall vest immediately pursuant to Section 13.8 of the Plan and shall lapse at the time it would otherwise lapse in accordance with the terms of the Plan or the applicable Award Agreement. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

         4. EFFECT OF AMENDMENT. As modified hereby, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first above written.

                                           MAPICS, INC.


                                           By:  /s/ Martin D. Avallone
                                                ------------------------------

                                           Title:  Secretary
                                                   ---------------------------








                                      -2-